UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date Of Report (Date Of Earliest Event Reported): April 18, 2007
CLEAR CHANNEL COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in its Charter)
Texas
(State or Other Jurisdiction of Incorporation)

001-09645 (Commission File Number)	74-1787539 (IRS Employer Identification No.)
200 East Basse Road
San Antonio, Texas 78209
(Address of Principal Executive Offices, Including Zip Code)
210-822-2828
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

INFORMATION TO BE INCLUDED IN THIS REPORT
Item 1.01 Entry Into Material Definitive Agreement
     On April 18, 2007, Clear Channel Communications, Inc. (“Clear Channel”), BT Triple Crown Merger Co., Inc. (“Mergerco”), B Triple Crown Finco, LLC and T Triple Crown Finco, LLC (together with B Triple Crown Finco, LLC, the “Parents”) entered into Amendment No. 1 (the “Amendment”) to the Agreement and Plan of Merger, dated as of November 16, 2006, by and among Clear Channel, Mergerco and the Parents (the “Merger Agreement”). The Parents were formed by private equity funds sponsored by Bain Capital Partners, LLC and Thomas H. Lee Partners, L.P. solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement.
     Pursuant to the terms of the Merger Agreement, as amended, Mergerco will be merged with and into the Company, and as a result the Company will continue as the surviving corporation (the “Merger”). In accordance with the terms of the Amendment, at the effective time of the Merger, each outstanding share of Clear Channel common stock, other than shares owned by Clear Channel, Mergerco, the Parents, any shareholders who are entitled to and who properly exercise appraisal rights under Texas law and by the holders of certain securities that will be “rolled-over” into securities of the surviving corporation, will be cancelled and converted into the right to receive $39.00 in cash, without interest, an increase of $1.40 per share over the $37.60 per share price originally provided for in the Merger Agreement, on terms more fully described in the Merger Agreement.
     Additionally, the Merger Agreement has been amended to provide that Clear Channel will pay the Parents a termination fee of $200 million if the Merger Agreement is terminated under certain circumstances and within twelve (12) months after such termination (i) the Company or any of its subsidiaries consummates, (ii) the Company or any of its subsidiaries enters into a definitive agreement with respect to, or (iii) one or more Contacted Parties (as defined in the Amendment) or a Qualified Group (as defined in the Amendment) commences a tender offer with respect to, and, in the case of each of clause (ii) and (iii) above, subsequently consummates (whether during or after such twelve (12) month period) any Contacted Party Proposal (as defined in the Amendment), all as more fully described in the Merger Agreement.
     The foregoing summary of the Amendment, and the transactions contemplated thereby, does not purport to be complete and is subject to and qualified in its entirety by the full text of the Amendment, which is attached hereto as Exhibit 2.1, and the full text of the Merger Agreement, which was filed as Exhibit 2.1 to Clear Channel’s Current Report on Form 8-K, filed on November 16, 2006.
Item 7.01 Regulation FD Disclosure.
     On April 18, 2007, Clear Channel issued a press release announcing the amendment of the Merger Agreement, a copy of which is furnished as Exhibit 99.1.
Important Additional Information Regarding the Merger will be filed with the Securities and Exchange Commission:
The Company has previously filed a proxy statement and supplement to proxy statement and other documents regarding the proposed acquisition of the Company with the Securities and Exchange Commission (the “SEC”) and intends to file an additional supplement to proxy statement with the SEC. BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND ALL SUPPLEMENTS TO THE PROXY STATEMENT REGARDING THE ACQUISITION, CAREFULLY IN THEIR ENTIRETY, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. An additional supplement to the proxy statement will be sent to the shareholders of the Company seeking their approval of the modified transaction. Investors and security holders may obtain free copies of the proxy statement, the supplements to the proxy statement, and other documents filed with, or furnished to, the SEC by the Company at the SEC’s website at http://www.sec.gov. In addition, a shareholder who wishes to receive a copy of the proxy materials, without charge, should submit this request to the Company’s proxy solicitor, Innisfree M&A Incorporated, at 501 Madison Avenue, 20th Floor, New York, New York 10022 or by calling Innisfree toll-free at (877) 456-3427.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed acquisition. Information concerning the interests of the Company and the other participants in the solicitation is set forth in the Company’s definitive proxy statement filed with the SEC in connection with the transactions and Annual Reports on Form 10-K, previously filed with the SEC.
B Triple Crown Finco, LLC and T Triple Crown Finco, LLC (collectively, the “Parents”) and certain affiliates and representatives of the Parents may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the transactions. Information concerning the interests of the Parents and their affiliates and representatives in the solicitation is set forth in the Company’s definitive proxy statement filed with the SEC in connection with the transactions.
Item 9.01 Financial Statements and Exhibits

2.1	Amendment No. 1, dated April 18, 2007, to the Agreement and Plan of Merger, dated as of November 16, 2006, by and among BT Triple Crown Merger Co., Inc., B Triple Crown Finco, LLC, T Triple Crown Finco, LLC and Clear Channel Communications, Inc.

99.1	Press Release of Clear Channel Communications, Inc., issued April 18, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL COMMUNICATIONS, INC.
Date: April 18, 2007	By:	/s/ Herbert W. Hill
Herbert W. Hill,
SVP - Chief Accounting Officer

INDEX TO EXHIBITS

2.1	Amendment No. 1, dated April 18, 2007, to the Agreement and Plan of Merger, dated as of November 16, 2006, by and among BT Triple Crown Merger Co., Inc., B Triple Crown Finco, LLC, T Triple Crown Finco, LLC and Clear Channel Communications, Inc.

99.1	Press Release of Clear Channel Communications, Inc., issued April 18, 2007.